AMENDED AND RESTATED TECHNOLOGY LICENSE AGREEMENT

THIS AMENDED AND RESTATED TECHNOLOGY LICENSE AGREEMENT (this “Amendment”) originally dated the 12th day of March 2012 in the form of a Technology License Agreement with Option to Purchase (the “Original License Agreement”), is entered into among the Estate of Robert Diefendorf (“RDiefendorf”) (the “Estate”), Marion Diefendorf, a Florida resident (“MDiefendorf”) and Teak Shield Corp., a Florida corporation (“Teak”) (the Estate, M. Diefendorf and Teak collectively are referred to as the “Licensor”) and Poly Shield Technologies, Inc., f/k/a GlobeTrac, Inc., a Delaware corporation (the “Licensee”).

BACKGROUND

Pursuant to the Original License Agreement attached hereto as Exhibit “A,” RDiefendorf, MDiefendorf, and Teak licensed to GlobeTrac, Inc. the right to utilize certain products set forth in Exhibt A to the Original License Agreement.  RDiefendorf, MDiefendorf and Teak received on a pre-consolidated basis 5,000,000 shares of common stock in GlobeTrac, Inc. and a one time payment of $250,000. Accordingly, the parties have agreed to amend and restate the Original License Agreement in its entirety, effective as of June __, 2014, to provide that neither the Licenseornor the Licensee shall have any liability for any payment or performance of any obligation through the date of this Amendment and to restructure the terms of their business relationship on a going-forward basis.

NOW THEREFORE, in consideration of the premises and the mutual promises, covenants, conditions, representations and warranties hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE 1.

Definitions

1.01

“Affiliates” means any person who directly or indirectly controls or is controlled by or is under common control of the Licensee, or a person who beneficially owns, directly or indirectly, 10% or more of the equity of the Licensee.

1.02

"Licensor Affiliate” means any person who directly or indirectly controls or is controlled by or is under common control of the Licensor, or a person who beneficially owns, directly or indirectly, 10% or more of the equity of the Licensor.

1.03

“Licensed Assets” includes the Licensor’s assets more particularly described in Exhibit “A” attached to and forming part of this agreement and any revisions, modifications, enhancements and other developments of derivative works of the assets or other products developed by Licensor.

1.04

“Licensed Products” includes the Licensor’s products more particularly described in Exhibit “B” attached to and forming part of this agreement and any products developed by Licensor using the Licensed Assets during the term of this agreement.

1.05

“Selling Price” means Licensor’s lowest charges to third parties for the Licensed Products.

ARTICLE 2.

Non-Exclusive License

2.01

The Licensor grants to the Licensee for the consideration and on the terms and conditions contained in this Amendment, a non-exclusive license to sell the Licensed Products.   All Licensed Products shall be sold to Licensee at the Selling Price.

ARTICLE 3.

Term

3.01

This agreement will commence on the Effective Date and will continue in full force and effect for a period of six years (“Initial Term”) unless earlier terminated as provided below in Article 10.  Thereafter, this agreement will automatically renew for successive terms of two years each (“Renewal Terms”).  Either party may terminate this agreement without cause at the end of the Initial Term or any Renewal Term by providing written notice to the other party at least one month before the end of the Term.  Notwithstanding the foregoing, the provisions off Article 4 shall survive the termination of this Amendment.

ARTICLE 4.

Mutual Releases

4.01

The Licensor, on behalf of the Estate, MDiefendorf and Teak, any other affiliated, related, or subsidiary entities of any of them, and any individuals or entities acting by, for, or on behalf of any of them, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, release Poly Shield and, any other affiliated, related, or subsidiary entities of Poly Shield, and any individuals or entities acting by, for, or on behalf of Poly Shield, from any and all claims, whether they are known or unknown, matured or unmatured, liquidated or unliquidated, that in any way relate to the Original License Agreement, and any other written or oral agreements between the Estate, MDiefendorf and/or Teak and Poly Shield, the business relationship between or among  the parties, from the beginning of time up to and including this Agreement’s effective date, which is the date the Agreement is fully executed by all parties.  Further, the Licensor, on behalf or the  Estate, MDiefendorf  and Teak, agrees that Poly Shield has no monetary liability to Licensor as of the date of this Amendment.

4.02

Poly Shield, on behalf of any other affiliated, related, or subsidiary entity and any individuals or entities acting by, for or on behalf of it, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, releases the Estate, MDiefendorf and Teak, any other affiliated, related, or subsidiary entities of any of them, and any individuals or entities acting by, for, or on behalf of any of them, from any and all claims, whether they are known or unknown, matured or unmatured, liquidated or unliquidated, that in any way relate to the License Agreement, from the beginning of time up to and including this Agreement’s effective date, which is the date the Agreement is fully executed by all parties.

ARTICLE 5.

Proprietary Rights and Confidentiality

5.01

Ownership and Protection.  Each party agrees that it has no interest in or right to use the Proprietary Information of the other except in accordance with the terms of this agreement.  All rights, title and interest in and to the original and all copies of, in any and all forms, the Licensed Assets, and all parts thereof, whether made by the Licensor or the Licensee, belong to the Licensor.  Each party acknowledges that it may disclose Proprietary Information to the other in the performance of this agreement.  The party receiving the Proprietary Information will (i) maintain it in strict confidence and take all reasonable steps to prevent its disclosure to third parties, except to the extent necessary to carry out the purposes of this agreement, in which case these confidentiality restrictions will be imposed upon the third parties to whom the disclosures are made, (ii) use at least the same degree of care as it uses in maintaining the secrecy of its own Proprietary Information (but no less than a reasonable degree of care) and (iii) prevent the removal of any proprietary, confidential or copyright notices placed on the Proprietary Information.

5.02

Limitation.  Neither party will have any obligation concerning any portion of the Proprietary Information of the other that (i) is publicly known prior to or after disclosure hereunder other than through acts or omissions attributable to the recipient or its employees or representatives; (ii) is disclosed in good faith to the recipient by a third party having a lawful right to do so; (iii) is the subject of written consent of the party that supplied such information authorizing disclosure; or (iv) is required to be disclosed by the receiving party by applicable law or legal process, provided that the receiving party will immediately notify the other party so that it can take steps to prevent its disclosure.

5.03

Remedies for Breach.  In the event of a breach of this Article 5, the parties agree that the non-breaching party may suffer irreparable harm and the total amount of monetary damages for any injury to the non-breaching party may be impossible to calculate and would therefore be an inadequate remedy.  Accordingly, the parties agree that the non-breaching party may be entitled to temporary, preliminary and permanent injunctive relief against the breaching party, its officers or employees, in addition to such other rights and remedies to which it may be entitled at law or in equity.

5.04

No Implied Assignment.  Nothing contained in this agreement will directly or indirectly be construed as an assignment or grant to the Licensee of any right, title or interest in and to the original and all copies in any and all forms of the Licensed Assets except for the limited license rights granted to the Licensee as expressly provided in this agreement.

ARTICLE 6.

Restrictions

6.01

The Licensee will not remove or alter any copyright or proprietary notice from copies of the Licensed Products. Except in accordance with the terms of this agreement or any other express written agreement between the parties, the Licensee agrees to use reasonable care and protection to prevent the unauthorized use, copying, publication or dissemination of the Licensed Products.  The Licensor has the right to obtain injunctive relief against any actual or threatened violation of these restrictions, in addition to any other available remedies.

ARTICLE 7.

Teak shall defend all warranty claims to the extent that those claims are represented in the Licensed Assets information and descriptions supplied to Licensee.  The Estate and MDiefendorf will use their best efforts to cause Teak to defend such claims, but this agreement shall not impose any personal liability for such claims on either of them.

ARTICLE 8.

Termination

8.01

In the event of a material breach or default by either party in the performance of its obligations assumed hereunder, the non-defaulting party may, at its discretion, terminate this agreement by giving 15 days written notice to the defaulting party specifying the material breach or default, requesting the discontinuance of such material breach or default, and/or stating what action is necessary to cure the material breach or default.  If such breach or default is not discontinued or corrected, or correction commenced for any breach that by its nature would take more than 15 days to cure, by the end of the 15 day period, this agreement will, at the discretion of the non-defaulting party, be terminated.  Such right of termination will not be exclusive of any other remedies to which the non-defaulting party may be lawfully entitled, it being intended that all such remedies will be cumulative.

8.02

The Licensor may terminate this agreement immediately upon written notice to the Licensee, and without allowing the Licensee 15 days to correct the breach, if:

(a)

the Licensee discontinues sales of the Licensed Assets for more than 12 consecutive months; or

(b)

the Licensee has had proceedings by or against it in bankruptcy or under insolvency laws or for reorganization, administration, receivership, dissolution or liquidation; or

(c)

the Licensee has had an assignment for the benefit of creditors;

(d)

the Licensee has become insolvent.;

(e)

more than 50% of the stock of the Licensor is transferred to any person other than a Licensor Affiliate, and the transferor does not agree to assume this agreement, or the Licensee does not consent to such assumption on terms and conditions which include the termination of any further indemnity obligation on the part of the Licensor;

(f)

substantially all of the assets of the Licensor are transferred to any person other than a Licensor Affiliate; or

(g)

the shareholders of the Licensor determine to discontinue the business of the Licensor.

8.03

Upon termination of this agreement for any reason, the licenses granted herein will terminate. The Licensee, its Affiliates, and/or its agents, will immediately discontinue the exercise of the licenses and the use of the Licensed Products or services, trademarks, know-how and technical information related to the Licensed Assets.  Not later than seven days after the termination or expiration of this agreement, the Licensee will return to the Licensor or destroy, as specified by the Licensor, all forms and materials relating to the Licensed Products.

ARTICLE 9.

Representations and Warranties

9.01

Licensor represents and warrants to Licensee as follows and acknowledges that Licensee is relying upon such representations and warranties in connection with this agreement and option to purchase and that Licensee would not have entered into this agreement without such representations and warranties:

(a)

Licensor maintains all rights, title, ownership and interest in the Licensed Assets with good and marketable title, and there are no liens or encumbrances registered or pending to be registered against the Licensed Assets.

(b)

Licensor has the necessary authority to enter into and deliver this agreement on the terms and conditions set forth in this agreement and to do all such acts and things as may be necessary to give effect to the transactions contemplated herein.

(c)

To the best of Licensor’s knowledge, the use or assignment of the Licensed Assets does not infringe in any respect upon the technology or intellectual property rights of any other person or entity and no other person or entity has claimed or threatened to claim the right to use any Licensed Assets or to deny the right of Licensor to use the same.

(d)

The Licensor’s execution and delivery of this agreement, the consummation of the transactions contemplated in this agreement, the performance of its obligations hereunder and its compliance with this agreement do not violate, contravene or breach, or constitute a default under any contract, agreement, or commitment to which Licensor is a party to or subject or by which Licensor is bound or affected.

(e)

There are no legal actions, claims, demands, judgments, injunctions, or other pending proceedings affecting in any manner the Licensed Assets.

9.02

Licensee represents and warrants to Licensor as follows and acknowledges that Licensor is relying upon such representations and warranties in connection with this agreement and option to purchase and that Licensor would not have entered into this agreement without such representations and warranties:

(a)

Licensee has the necessary authority to enter into and deliver this agreement on the terms and conditions set forth in this agreement and to do all such acts and things as may be necessary to give effect to the transactions contemplated herein.

(b)

The Licensee’s execution and delivery of this agreement, the consummation of the transactions contemplated in this agreement, the performance of its obligations hereunder and its compliance with this agreement do not violate, contravene or breach, or constitute a default under any contract, agreement, or commitment to which Licensee is a party to or subject or by which Licensee is bound or affected.

9.03

Survival of Representations and Warranties.   The representations and warranties contained in this section will survive the completion of the transactions contemplated by this agreement and, notwithstanding such completion, will continue in full force and effect for a period of five years from the Effective Date, except any representation and warranty in respect of which a claim based on fraud is made, which in each case will be unlimited as to duration.

ARTICLE 10.

Indemnification

10.01

The Licensor will indemnify, defend and hold harmless the Licensee, its Affiliates and any distributors, and the customers of the Licensee, and their respective officers, directors, employees agents and affiliates (collectively, for purposes of this Section 9, the “Licensee Persons”) from all damages, liabilities and expenses (and all legal costs including attorneys’ fees, court costs, expenses and settlements resulting from any action or claim) arising out of, connected with or resulting in any way from: (i) any allegation that the Licensee Persons’ possession, distribution or use of the Licensed Assets infringes a patent, trademark, copyright, trade secret or other intellectual property right of a third party, provided that the Licensor will have no indemnity obligations with regard to any such damages, liabilities or expenses arising from the negligence or misconduct of any Licensee Person or any failure by any Licensee Person to comply with the terms of this agreement.  If any such claim or proceeding arises, the Licensee Persons seeking indemnification hereunder will give timely notice of the claim to the Licensor after they receive actual notice of the existence of the claim.  The Licensor will have the option, at its expense, to employ counsel reasonably acceptable to the Licensee Persons to defend against such claim and to compromise, settle or otherwise dispose of the claim; provided, however, that no compromise or settlement of any claim admitting liability of or imposing any obligations upon the Licensee Persons may be affected without the prior written consent of such the Licensee Persons.  In addition, and at its option and expense, the Licensor may, at any time after any such claim has been asserted, and will, in the event any Licensed Asset is held to constitute an infringement, either procure for the Licensee Persons the right to continue using that Licensed Asset, or replace or modify Licensed Asset so that it becomes non-infringing, provided that such replacement or modified Licensed Asset has the same functional characteristics as the infringing the Licensed Asset, or, if the prior two remedies are commercially impractical, refund to the Licensee all fees, costs, and charges paid by the Licensee to the Licensor for that Licensed Asset and any other Licensed Asset reasonably rendered ineffective as the result of said infringement.  The Licensee will cooperate fully in such actions, making available books or records reasonably necessary for the defense of such claim.  If the Licensor refuses to defend or does not make known to the Licensee Persons its willingness to defend against such claim within 10 days after it receives notice thereof, then the Licensee Persons will be free to investigate, defend, compromise, settle or otherwise dispose of such claim in its best interest and incur other costs in connection therewith, all at the expense of the Licensor.

ARTICLE 11.

Dispute Resolution

11.01

Any claim or controversy arising out of, governed by or pertaining to this agreement or the breach thereof ("Dispute"), whether such claim or controversy is based on common law, case law, statute, rule or regulation of any nation or territory, or political subdivision of a nation or territory, shall be resolved as provided in this section.

11.02

The parties agree that no party shall have the right to sue any other party regarding a Dispute except a party may seek injunctive or other provisional or equitable relief in order to preserve the status quo of the parties pending resolution of the Dispute, and the filing of, or response to, an action seeking injunctive or other provisional relief shall not be construed as a waiver of that party's rights under this section.

11.03

If a Dispute arises between the parties, the parties shall initially use their best efforts to resolve the Dispute by negotiation.  To commence the Dispute resolution process and time periods, any party may serve written notice on the other party specifically identifying the Dispute and requesting that efforts at resolving the Dispute begin.

11.04

If the parties are unable in good faith to resolve the Dispute by negotiation within 30 days after the initial notice, the Dispute, as well as any counterclaims or cross-claims made, shall be submitted to binding arbitration, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Except as otherwise provided in this section, the arbitration shall be conducted in accordance with, and governed by, the Commercial Arbitration Rules of the American Arbitration Association.  The arbitration shall proceed with due dispatch and a decision shall be rendered within 60 days after the appointment of the final arbitrator.  Such decision shall be in such written form that a judgment may be entered on it in any court of competent jurisdiction, and all awards may if necessary be enforced by any court having jurisdiction in the same manner as a judgment in such court.  In no event shall the arbitrators' award include any component for punitive or exemplary damages whether based on the common law, case law or statute.  The parties shall bear equally all costs; provided, however, that the prevailing party shall be entitled to an award for actual damages, attorneys' fees, and accountants' and other experts’ fees it incurred in the arbitration proceeding.

ARTICLE 12.

Successors and Assigns

This agreement will be binding upon and inure to the benefit of each of the parties and their respective successors and assigns; provided, however, that the Licensee may not assign or sublicense this agreement in whole or in part to any person or entity not an Affiliate of the Licensee without the prior written consent of the Licensor, and any assignment or sublicense attempted without such consent will be void and be cause for termination.

ARTICLE 13.

Severability

If any one or more of the provisions contained herein should be found invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

ARTICLE 14.

Further Assurances

Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds and documents as will be reasonably required in order to fully perform and carry out the terms and intent of this agreement.

ARTICLE 15.

Governing Law

The validity and construction of this agreement will be governed by, subject to and construed in accordance with the laws of the State of Florida, excluding its conflicts of law rules, and will be treated in all respects as a State of Florida contract.  If either party employs attorneys to enforce any right arising out of or relating to this agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees and costs.  Any claim arising out of or relating to this agreement will be subject to the Dispute resolution provisions of Article 16 herein. This agreement is subject to the Securities Exchange Commission and its rules and regulations.

ARTICLE 16.

Independent Contractors

It is expressly agreed that the Licensor and the Licensee are acting under this agreement as independent contractors, and the relationship established under this agreement will not be construed as a partnership, joint venture or other form of joint enterprise, nor will one party be considered an agent of the other.  Neither party is authorized to make any representations or create any obligation or liability, expressed or implied, on behalf of the other party, except as may be expressly provided for in this agreement.

ARTICLE 17.

Entire Agreement

This document constitutes the entire agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations.  There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties relating to the subject matter of this agreement that are not fully expressed herein

ARTICLE 18.

Amendment

The provisions of this agreement may be modified at any time by agreement of the parties.  Any such agreement hereafter made shall be ineffective to modify this agreement in any respect unless in writing and signed by the parties against whom enforcement of the modification or discharge is sought.

ARTICLE 19.

Notice, Performance and Time

19.01

Any notice that must be given to a party under this agreement must be delivered to the party by hand, fax or email at the address, fax number or email address given for the party on page 1 of this agreement unless otherwise specified in this agreement or in writing by the party and is deemed to be received by the party to whom the notice is addressed when it is delivered by any of the means provided in this section.

19.02

Any act that must be performed under this agreement must be performed during business hours where it is to be performed unless the day specified for performance is a non-business day, in which case it must be performed on the next business day.

19.03

Time is of the essence of this agreement and any amendments to it.

ARTICLE 20.

Sections and Headings

The division of this agreement into sections and the insertion of headings are for convenience and reference only and will not affect the construction or interpretation of this agreement.

ARTICLE 21.

Counterparts, Facsimile or Email Signatures

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  The parties may sign this Agreement in their respective cities and exchange signature pages by facsimile or email.  Such facsimile or email signatures shall be deemed originals and shall have the same effect as original signatures.

IN WITNESS WHEREOF this agreement was executed by the parties hereto as of the Effective Date.

[Signatures on Following Page]

The Licensor:

Teak Shield Corp.

Signature:  /s/ Marion Johnson

By:  Marion Johnson

Title:  V. President

Date:  ________June 23

, 2014

Signed, sealed and delivered by the Estate of Robert Diefendorf on ___June 23, 2014

Signature:  /s/ Marion Diefendorf

By:  Marion Diefendorf

Title:  Personal Representative

Date: __________June 23, 2014

Signed, sealed and delivered by Marion Diefendorf on ______June 23, 2014 before

_____/s/ Sharon L Palmer

Signature of witness

_______ Sharon L Palmer

Name of witness

____/s/ Marion Diefendorf______________

Marion Diefendorf

The Licensee:

The Common Seal of

Poly Shield Technologies, Inc., f/k/a GlobeTrac Inc.

affixed was hereunto in the presence of: C/S

Poly Shield Technologies, Inc., f/k/a GlobeTrac Inc.

Signature:  /s/ Joao da Costa

By:  Joao (John) da Costa

Title:  _________C.F.O.

Date: __________June 24, 2014

EXHIBIT “A”

To that certain Amended and Restated Technology License Agreement Between the Estate of Robert Diefendorf and Marion Diefendorf and Teak Shield Corp (Licensor) And Poly Shield Techologies, Inc. f/k/a GlobeTrac Inc. (Licensee)

LICENSED ASSETS

Subject to the terms and conditions set forth in the foregoing agreement (the “License Agreement”), the parties agree that the following are the Licensed Assets, free of encumbrances, liens, assignments or any third party claims:

1.

All Licensed Products as defined in the License Agreement, together with any improvements or developments

2.

All technology, Proprietary Information and intellectual property developed by Licensor, or jointly with others, in relation to the Licensed Assets

3.

All patents, patents pending, provisional patents, and patentable property related to the Licensed Assets

4.

All inventions, discoveries, research or developments, know-how, show-how, information on techniques and trade secrets, whether or not patentable or copyrightable, related to the Licensed Assets

5.

All trademarks, service marks, industrial designs, trade names, service names, logos, brands, and copyrights used in connection with the Licensed Assets

6.

All methods of product development, formulas, formulations, manufacturing techniques, processes, specifications, components and suppliers in connection with the Licensed Assets

7.

All proprietary software and data, including but not limited to: concepts, designs, documentation, reports, specifications, source code, object code, flow charts, file record layouts and databases related to the Licensed Assets

8.

All customer lists and records, customer billing information and other information and materials related to Existing Customers (as defined in the License Agreement)

9.

All supplier identities, characteristics and agreements

10.

All marketing plans, business plans, strategies, and revenue forecasts

11.

All rights of Licensor, express or implied, related to the Licensed Assets, and any claims of Licensor against third parties relating to the Licensed Assets prior to and after the Effective Date of the agreement

12.

All goodwill or going-concern value of the Licensor, that by law may be transferred

EXHIBIT “B”

To that certain Amended and Restated Technology License Agreement

Between the Estate of Robert Diefendorf and Marion Diefendorf and Teak Shield Corp (Licensor)

And Poly Shield Techologies, Inc. f/k/a GlobeTrac Inc. (Licensee)

LICENSED PRODUCTS

The formulas and vendors will not be available until after the sale is completed

The following products available in gallons, 5 gallons, drums and totes:

20043

Super Shield

20059VCF

Superior Shield (0 VOC)

20062VC

Super Shield (water base)

20050R20

Superior Shield Radiant Barrier

66070

Fluoroblend (water base)

66071

Fluoroblend (solvent base)

40081

Teak Shield (wood coating)

50804

Mastishield (mastic clear)

50809

Mastishield (white-color available)

20900

Epoxy (clear)

20200

Epoxy (white-color available)

40003

Metal Prep (most metals-rust proofing)

50800

Super Cleaner (anti microbial)

50801

Tile Prep (required for most tile)

50803

Adhesion Promoter

50806

Primer (fluoroseal solvent base)

50802

Primer (fluoroseal water base)

20076

Super Shield High Heat 800F

20077

Super Shield High Heat 1400F

20071

Microshield Plus (antimicrobial)

The following are available in aerosols:

20063

20071

Fluoropolymer VOC solvent base 120Z

Microshield Plus 12 & 160Z  (antimicrobial)

Available in #.5 OZ tubes:

20066

Polish (non silicone)

20068

Silver Polish (non silicone)

Available in Qts & gallons:

ATS101

Flattner (solvent or water base)

Available by the pound:

20041Whisper grit (non slip in white or dark)

              Colors available with charges for standard